Exhibit 99.1

Press Release
Espoo, Finland; Schaumburg, Illinois - July 19, 2010

Nokia Siemens Networks to Acquire Certain Wireless Network Infrastructure Assets of Motorola for US $1.2 Billion

•                  Transaction expected to significantly strengthen Nokia Siemens Networks’ presence globally, particularly in the United States and Japan.

•                  Nokia Siemens Networks targeting to gain incumbent relationships with more than 50 operators and strengthen relationships with others.

•                  Acquisition to enhance position of Nokia Siemens Networks in key wireless technologies; will give company large global footprint in CDMA.

•                  Motorola retains the iDEN business, substantially all the patents related to its wireless network infrastructure business, and other selected assets.

•                  The companies expect to complete closing activities by the end of 2010.

Nokia Siemens Networks and Motorola, Inc. (NYSE: MOT) today jointly announced that the companies have entered into an agreement under which Nokia Siemens Networks will acquire the majority of Motorola’s wireless network infrastructure assets for US $1.2 billion in cash. The companies expect to complete closing activities by the end of 2010, subject to customary closing conditions including regulatory approvals.

“This is an exciting acquisition that I believe has significant benefits for customers, employees and our shareholders,” said Rajeev Suri, Chief Executive Officer of Nokia Siemens Networks. “Motorola’s current customers will continue to get world-class support for their installed base and a clear path for transitioning to next generation technologies while employees will join an industry leader with global scale and reach.  Nokia Siemens Networks will see the benefits of a deal that is expected to enhance profitability and cash-flow and to have significant upside potential.”

“Motorola is very proud of the operational and financial performance of our Networks business and its employees, who will now become a valuable addition to Nokia Siemens Networks. We are excited to have reached this agreement to combine our Networks team with such an industry leader,” said Greg Brown, Co-CEO of Motorola. “This is great news for our customers, our investors and our people and will allow us to sharpen our strategic focus on providing mission and business critical solutions for our government, public safety, and enterprise customers.”

As part of the transaction, Nokia Siemens Networks expects to gain incumbent relationships with more than 50 operators and to strengthen its position with China Mobile, Clearwire, KDDI, Sprint, Verizon Wireless and Vodafone.

“We are pleased to be able to add new relationships with some customers, and reinforce our position with others,” said Suri.  “I believe the addition of Motorola’s Networks business will significantly strengthen our worldwide presence, enhance our scale in the United States, Japan and other priority regions and reinforce our leadership position in the global wireless sector.”

“Verizon views today’s announcement as good news for the global wireless industry,” said Richard J. Lynch, Executive Vice President and Chief Technology Officer of Verizon.  “This deal brings together two important Verizon suppliers; we look forward to our continuing work with Nokia Siemens Networks.”

Nokia Siemens Networks expects that based on revenue, with the addition of the Motorola wireless network infrastructure business, it will become the #3 wireless infrastructure vendor in the United States, the #1 foreign wireless vendor in Japan, and strengthen its current #2 position in the global infrastructure segment.

Motorola’s networks infrastructure business provides products and services for wireless networks, including GSM, CDMA, WCDMA, WiMAX and LTE.  This business is a market leader in WiMAX, with 41 contracts in 21 countries; has a strong global footprint in CDMA with 30 active networks in 22 countries; and a robust GSM installed base, with more than 80 active networks in 66 countries; and excellent traction with LTE early adopters.

“As customers look to transition from CDMA networks to next generation technologies, the addition of the Motorola wireless network infrastructure business is targeted to ensure that we are well placed to meet those needs,” said Bosco Novak, head of Customer Operations at Nokia Siemens Networks. “Together, we will utilize the combined strength of Nokia Siemens Networks’ TD-LTE solutions and Motorola’s WiMAX and LTE businesses, to better meet customers’ evolving technology and business needs.”

Approximately 7,500 employees are expected to transfer to Nokia Siemens Networks from Motorola’s wireless network infrastructure business when the transaction closes, including large research and development sites in the United States, China and India.  Motorola retains the iDEN business, substantially all the patents related to its wireless network infrastructure business and other selected assets.

The companies expect to complete closing activities by the end of 2010 and therefore do not expect the transaction to have any impact on Nokia Siemens Networks’ financial performance in 2010.

Nokia Siemens Networks and Motorola also are exploring a global relationship in the public safety arena. This relationship would combine Motorola’s leadership in providing solutions to public safety organizations with Nokia Siemens Networks’ commercial LTE solutions.

Conference Call and Webcast

Nokia Siemens Networks and Motorola will host a conference call for media beginning at 10:30 a.m. (U.S. Eastern Time) on Monday, July 19. The conference call will be webcast live with audio at www.motorola.com/investor.

About Nokia Siemens Networks

Nokia Siemens Networks is a leading global enabler of telecommunications services. With its focus on innovation and sustainability, the company provides a complete portfolio of mobile, fixed and converged network technology, as well as professional services including consultancy and systems integration, deployment, maintenance and managed services. It is one of the largest telecommunications hardware, software and professional services companies in the world. Operating in 150 countries, its headquarters are in Espoo, Finland. www.nokiasiemensnetworks.com

Talk about Nokia Siemens Networks’ news at http://blogs.nokiasiemensnetworks.com and find out if your country is exploiting the full potential of connectivity at http://connectivityscorecard.org

About Motorola
Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to mobile and wireline digital communication devices that provide compelling experiences, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

Media Inquiries

Nokia Siemens Networks

Ben Hunt, Communications

Phone: +44 7508 002382

Motorola

Jennifer Erickson, Communications

Phone: +1 847 435 5320

Forward Looking Statements

Nokia

It should be noted that certain statements herein which are not historical facts are forward-looking statements, including, without limitation, those regarding: A) the timing of the deliveries of our products and services and their combinations; B) our ability to develop, implement and commercialize new technologies, products and services and their combinations; C) expectations regarding market developments and structural changes; D) expectations and targets regarding our industry volumes, market share, prices, net sales and margins of products and services and their combinations; E) expectations and targets regarding our operational priorities and results of operations; F) the outcome of pending and threatened litigation; G) expectations regarding the successful completion of acquisitions or restructurings on a timely basis and our ability to achieve the financial and operational targets set in connection with any such acquisition or restructuring; and H) statements preceded by “believe,” “expect,” “anticipate,” “foresee,” “target,” “estimate,” “designed,” “plans,” “will” or similar expressions. These statements are based on management’s best assumptions and beliefs in light of the information currently available to it. Because they involve risks and uncertainties, actual results may differ materially from the results that we currently expect. Factors that could cause these differences include, but are not limited to: 1) the competitiveness and quality of our portfolio of products and services and their combinations; 2) our ability to timely and successfully develop or otherwise acquire the appropriate technologies and commercialize them as new advanced products and services and their combinations, including our ability to attract application developers and content providers to develop applications and provide content for use in our devices; 3) our ability to effectively, timely and profitably adapt our business and operations to the requirements of the converged mobile device market and the services market; 4) the intensity of competition in the various markets where we do business and our ability to maintain or improve our market position or respond successfully to changes in the competitive environment; 5) the occurrence of any actual or even alleged defects or other quality, safety or security issues in our products and services and their combinations; 6) the development of the mobile and fixed communications industry and general economic conditions globally and regionally; 7) our ability to successfully manage costs; 8) exchange rate fluctuations, including, in particular, fluctuations between the euro, which is our reporting currency, and the US dollar, the Japanese yen and the Chinese yuan, as well as certain other currencies; 9) the success, financial condition and performance of our suppliers, collaboration partners and customers; 10) our ability to source sufficient amounts of fully functional components, sub-assemblies, software, applications and content without interruption and at acceptable prices and quality; 11) our success in collaboration arrangements with third parties relating to the development of new technologies, products and services, including applications and content; 12) our ability to manage efficiently our manufacturing and logistics, as well as to ensure the quality, safety, security and timely delivery of our products and services and their combinations; 13) our ability to manage our inventory and timely adapt our supply to meet changing demands for our products; 14) our ability to protect the complex technologies, which we or others develop or that we license, from claims that we have infringed third parties’ intellectual property rights, as well as our unrestricted use on commercially acceptable terms of certain technologies in our products and services and their combinations; 15) our ability to protect numerous Nokia, NAVTEQ and Nokia Siemens Networks patented, standardized or proprietary technologies from third-party infringement or actions to invalidate the intellectual property rights of these technologies; 16) the impact of changes in government policies, trade policies, laws or regulations and economic or political turmoil in countries where our assets are located and we do business; 17) any disruption to information technology systems and networks that our operations rely on; 18) our ability to retain, motivate, develop and recruit appropriately skilled employees; 19) unfavorable outcome of litigations; 20) allegations of possible health risks from electromagnetic fields generated by base stations and mobile devices and lawsuits related to them, regardless of merit; 21) our ability to achieve targeted costs reductions and increase profitability in Nokia Siemens Networks and to effectively and timely execute related restructuring measures; 22) developments under large, multi-year contracts or in relation to major customers in the networks infrastructure and related services business; 23) the management of our customer financing exposure, particularly in the networks infrastructure and related services business; 24) whether ongoing or any additional governmental investigations into alleged violations of law by some former employees of Siemens AG (“Siemens”) may involve and affect the carrier-related assets and employees transferred by Siemens to Nokia Siemens Networks; 25) any impairment of Nokia Siemens Networks customer relationships resulting from ongoing or any additional governmental investigations involving the Siemens carrier-related operations transferred to Nokia Siemens Networks; as well as the risk factors specified on pages 11-32 of Nokia’s annual report Form 20-F for the year ended December 31, 2009 under Item 3D. “Risk Factors.” Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Nokia does not undertake any obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Motorola

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates”, and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  Many of these risks and uncertainties cannot be controlled by Motorola and include, but are not limited to: (1) the satisfaction of the conditions to closing, including

(a) receipt of regulatory approvals, and (b) the absence of a material adverse effect on the assets being sold by Motorola under the proposed transaction; (2) Nokia Siemens and Motorola having the ability to consummate the transaction; (3) the impact on Motorola’s performance and financial results deriving from the benefits from this transaction; and (4) the expected timeline for completing the transaction.  A detailed description of other risks and uncertainties affecting Motorola, is contained in Item 1A of Motorola’s 2009 Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission (SEC).  These filings are available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com.  Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.